EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT
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                                                                Incorporation
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American National Bank and Trust Company of Muncie              United States

Peoples Loan & Trust Bank                                    State of Indiana

American National Trust and Investment Management
  Company                                                       United States

ANB Financial Planning Services (indirect subsidiary)        State of Indiana